              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                          Boston, Massachusetts 02111
                                                                617 542 6000
                                                                617 542 2241 fax

                                             December 17, 1999
Myriad Genetics, Inc.
320 Wakara Way
Salt Lake City, UT 84108


Gentlemen:

     We have acted as counsel to Myriad Genetics, Inc., a Delaware corporation (the "Company"), with respect to the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering an aggregate of 1,000,000 shares of its common stock, $.01 par value per share (the "Shares"), under the Securities Act of 1933, as amended. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and (ii) the Shares, when issued and sold as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of the Company.

     Our opinion is limited to applicable provisions of the Delaware Constitution and the General Corporation Laws of the State of Delaware ("Delaware Law") and judicial decisions interpreting Delaware Law and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Myriad Genetics, Inc.
December 17, 1999
Page 2


     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                   Very truly yours,


                                   /s/ Mintz, Levin, Cohn, Ferris,
                                    Glovsky and Popeo, P.C.

                                   MINTZ, LEVIN, COHN, FERRIS,
                                    GLOVSKY AND POPEO, P.C.